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                                                                   EXHIBIT 14(b)

                            [PRICEWATERHOUSECOOPERS]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of AIM Advisor Funds, Inc,:

RE:  AIM Advisor Multiflex Fund
     AIM Advisor Flex Fund

We hereby consent to the to the reference to our Firm under the caption "Financial Highlights" in the Prospectus' of the above referenced funds included in the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of AIM Advisor Funds, Inc.



                                                  /s/ PricwaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP



Boston, Massachusetts
April 1, 1999